UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2011

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

230 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2011, Geron Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Company’s 2011 Incentive Award Plan (the “2011 Plan”). The 2011 Plan was adopted by the Board of Directors of the Company (the “Board”) on March 9, 2011, subject to stockholder approval, and became effective on May 11, 2011 (the “Effective Date”).

Description of the 2011 Plan. The 2011 Plan authorizes the issuance of incentive stock options (ISOs), nonstatutory stock options (NSOs), restricted stock, restricted stock units, performance awards, dividend equivalent rights, stock payments, deferred stock, deferred stock units, stock appreciation rights (SARs), and cash awards to employees, directors and consultants. Only employees of the Company and its subsidiaries may receive incentive stock options. All awards will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms. Awards other than cash awards will generally be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. The 2011 Plan succeeds the Company’s 1992 Stock Option Plan, 1996 Directors’ Stock Option Plan and 2002 Equity Incentive Plan (together, the “Prior Plans”).

Shares Available for Issuance under the 2011 Plan. As of the Effective Date, 17,018,140 shares of the Company’s common stock were available for issuance under the 2011 Plan. If any shares of common stock issued pursuant to an equity award under the 2011 Plan or the Prior Plans are forfeited or otherwise terminate or expire for any reason without the issuance of shares, then such shares shall revert to and become available for issuance under the 2011 Plan. The number of shares authorized for grant as ISOs shall be no more than 33,603,655.

The maximum number of shares of the Company’s common stock that may be subject to one or more awards granted to any one participant pursuant to the 2011 Plan during any calendar year is 2,000,000, and the maximum amount that may be paid in cash with respect to one or more performance awards pursuant to the 2011 Plan to any one participant during any calendar year is $10,000,000.

Administration. The 2011 Plan will be administered by the Compensation Committee of the Board, which may delegate its duties and responsibilities to subcommittees of our directors and/or officers, subject to certain limitations that may be imposed under applicable law or regulation, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The plan administrator will have the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2011 Plan, subject to its express terms and conditions. In addition, the plan administrator will have the authority to provide or require a holder to agree by separate written or electronic instrument that any proceeds or other economic benefit received by the holder upon any receipt or exercise of an award or upon receipt or resale of shares underlying such award must be paid to the Company and awards will terminate and any unexercised portion of the award will be forfeited if the holder engages in competitive activities with the Company or which is harmful to the interests of the Company or the holder’s employment is terminated for cause. Further, the plan administrator will have the authority to provide or require a holder to agree by separate written or electronic instrument that all awards will be subject to a claw-back policy that the Company implements.

General Terms of Stock Options. The Board or its duly authorized committee, the Compensation Committee, determines the terms of each stock option granted under our 2011 Plan, including the exercise price, the form of consideration paid on exercise, the vesting schedule, restrictions on transfer and the term. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator applied to stock options, may include continued service, performance and/or other conditions.

Performance Awards. All awards may be granted as performance awards, meaning that any such award will be subject to vesting and/or payment based on the attainment of specified performance goals. The plan administrator will determine whether performance awards are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

Certain Transactions. The plan administrator has broad discretion to equitably adjust the provisions of the 2011 Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2011 Plan and outstanding awards. In the event of a Change in Control of the Company (as defined in the 2011 Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity refuses to assume or substitute for outstanding awards, then the plan administrator may cause all awards to vest in full immediately prior to the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Plan Amendment and Termination. The Board may amend or terminate the 2011 Plan at any time; however, except in connection with certain changes in capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2011 Plan or “reprices” any stock option or SAR. No award may be granted pursuant to the 2011 Plan after the tenth anniversary of the date the stockholders adopt the 2011 Plan.

The foregoing summary description of the principal features of the 2011 Plan is qualified in its entirety by reference to the actual terms of the 2011 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 11, 2011, the Company held its Annual Meeting via live webcast pursuant to notice duly given. Only stockholders of record as of the close of business on March 15, 2011 were entitled to vote at the Annual Meeting. As of March 15, 2011, the record date for the Annual Meeting, 128,907,093 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting, of which 108,440,007 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

     (a) Proposal 1. Each of the two (2) Class III Director nominees to serve for a three-year term expiring at the 2014 Annual Meeting was elected based upon the following votes:

			Broker
Nominee	Votes For	Votes Withheld	Non-Votes
Alexander E. Barkas, Ph.D.	35,149,452	27,574,870	45,715,685
Karin Eastham	50,805,155	11,919,167	45,715,685

     (b) Proposal 2. The 2011 Incentive Award Plan that will replace the 2002 Equity Incentive Plan was approved based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
35,250,019	27,135,993	338,310	45,715,685

     (c) Proposal 3. The non-binding advisory vote on executive compensation was approved based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
48,575,672	13,700,679	447,971	45,715,685

     (d) Proposal 4. The non-binding advisory vote on the frequency of holding future advisory votes on executive compensation received the following votes:

1 Year	2 Years	3 Years	Abstentions
37,373,499	1,646,218	22,862,778	841,827

     (e) Proposal 5. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
103,768,516	4,092,005	579,486	0

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1 Geron Corporation 2011 Incentive Award Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: May 16, 2011	By:	/s/ Olivia K. Bloom
	Name:	Olivia K. Bloom
	Title:	Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Geron Corporation 2011 Incentive Award Plan